SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 23, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2008, Central European Distribution Corporation (the “Company”) and Polmos Bialystok S.A., a subsidiary of the Company (“Bialystok”), entered into, and closed upon, a Share Sale and Purchase Agreement (the “SPA”) and certain other agreements with Barclays Wealth Trustees (Jersey) Limited (the “Trustee”), in its capacity as trustee of the First National Trust, and WHL Holdings Limited (“Whitehall”), pursuant to which Bialystok acquired from the Trustee 3,749 Class A Shares and 5,625 Class B Shares of Peulla Enterprises Limited, a private limited liability company organized under the laws of Cyprus and the parent of Whitehall (“Peulla”), representing 50% minus one vote of the voting power, and 75% of the economic interests, in Peulla. The aggregate consideration payable by the Company is (1) $200.00 million, paid in cash at the closing of the transaction (the “Closing Cash Consideration”), (2) 976,946 shares of common stock, par value $0.01, of the Company (“Common Stock”) to be issued approximately 45 days after the closing (the “Share Consideration”), and (3) €16.05 million payable on the first anniversary of the closing (the “Additional Cash Consideration”). The majority voting power and 25% of economic interests in Peulla will be held by the Trustee for the benefit of the First National Trust. Mark Kaoufman, Whitehall’s founder and chief executive officer, will continue to lead Whitehall and its subsidiaries (the “Whitehall Group”). The Whitehall Group is a leading importer of premium spirits and wines in Russia. The SPA contains customary representations, warranties, covenants and indemnification provisions for a transaction of this type.

The SPA includes an agreement that if the average daily closing price of the Common Stock during the 20-trading day period ending on the date that is six months after the closing date (the “Average Market Price”) is less than $51.32 (a per share valuation based on an averaging formula agreed upon among the parties) (the “Minimum Share Price”), the Company will be required to pay the Trustee an amount equal to the difference between the Minimum Share Price and the Average Market Price per share multiplied by the number of shares of Common Stock constituting the Share Consideration. If during the 90-day period following the six-month anniversary of the closing date, the Trustee sells any of the Common Stock included in the Share Consideration for an average sales price that is less than the Minimum Price, the Company will be required to pay the Trustee an amount equal to the difference between the Minimum Share Price and the average market price per share multiplied by the number of shares of Common Stock sold by the Trustee.

A copy of the SPA is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the SPA herein are qualified by reference thereto.

Shareholders Agreement

Bialystok, the Trustee and Peulla entered into a Shareholders’ Agreement on May 23, 2008 (the “Shareholders’ Agreement”). The Shareholders Agreement will govern the future governance of Peulla and the rights and responsibilities of Bialystok and the other parties thereto as the joint owners of Peulla’s share capital and certain matters relating to the business, financing, conduct and management of Peulla and the Whitehall Group. Peulla’s board of directors (the “Board”) will have six directors, three of whom will be appointed by Bialystok and three of whom will be appointed by the Trustee. The chairman of the Board will be elected annually, with the chair to rotate between directors selected by Bialystok and the Trustee, with the initial chairman to be elected from among the Bialystok directors. The chairman of the Board has a casting vote in the event of certain deadlock matters, other than in respect of those decisions that require unanimous approval of all directors, which include, but are not limited to, material amendments to Peulla’s charter documents, material changes to the business plan, mergers or similar corporate transactions, the issuance of equity or debt securities, certain asset dispositions and the entry into, or termination or material amendment of, certain material contracts. Mr. Kaoufman, or a management company under his sole effective control, will exercise management control over the Whitehall Group as its chief executive officer, subject to the Shareholders’ Agreement and the overall supervision of the Board.

Except as expressly agreed to between Bialystok and the Trustee, the parties may not transfer any shares of Peulla capital stock unless the transferee agrees to be bound by the terms of the Shareholders’ Agreement and neither Bialystok or the Trustee may transfer any shares of Peulla capital stock held by it to any unaffiliated third party. Subject to the preceding sentence, Bialystok and the Trustee may transfer shares of Peulla capital stock to certain affiliates.

The Shareholders’ Agreement grants Bialystok the right to require the Trustee to sell to Bialystok all (but not less than all) of the shares of Peulla capital stock held by the Trustee (the “Call Right”). The Shareholders’ Agreement also grants the Trustee the right to require Bialystok to purchase all (but not less than all) of the shares of Peulla capital stock held by the Trustee (the “Put Right”). The Put Right and the Call Right may be exercised at any time, subject, in certain circumstances, to the consent of Moët Hennessy International if the option is to be exercised while the joint venture agreement between Moët Hennessy International and Whitehall remains in effect. In addition, for so long as the joint venture agreement between Moet Hennessy International and Whitehall remains in effect, the Call Right may not be exercised unless Mr. Kaoufman consents. The exercise price of the Put Right and the Call Right is calculated as set forth in the Shareholders’ Agreement as a function of the Company’s financial performance during two separate periods: (1) the period from January 1, 2008 through the end of the year in which the Put Right or Call Right is exercised, and (2) the two full financial years immediately preceding the end of the year in which the Put Right or the Call Right is exercised. A copy of the Shareholders’ Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Shareholders’ Agreement herein are qualified by reference thereto.

Registration Rights Agreement

The Company also agreed, upon the delivery of the Share Consideration, to grant the Trustee certain registration rights with regard to the Share Consideration substantially as set forth in a form of Registration Rights Agreement between the Company and the Trustee (the “Registration Rights Agreement”) to be executed at that time. The disclosure required in connection with this agreement is included in Item 3.02 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

In connection with, and as consideration for, the transactions contemplated by the SPA, the Company has agreed to issue the Share Consideration to the Trustee. The Share Consideration was negotiated between the Company and the Trustee in connection with the negotiation of the SPA. The offering of the Share Consideration was made only to persons who are “accredited investors” as defined in Rule 501(a)(7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Share Consideration has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation D thereunder.

In connection with the offering of the Share Consideration, the Company agreed to enter into the Registration Rights Agreement with the Trustee upon the issuance of the Share Consideration. Pursuant to the Registration Rights Agreement, the Trustee will agree to certain transfer restrictions on the Share Consideration, and the Company will grant the Trustee certain registration rights with respect to the Share Consideration. A copy of the form of Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein, and all descriptions of the Registration Rights Agreement herein are qualified by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement, dated May 23, 2008, by and among Barclays Wealth Trustees (Jersey) Limited (in its capacity as trustee of The First National Trust), WHL Holdings Limited, Polmos Bialystok S.A. and Central European Distribution Corporation.

4.1	Form of Registration Rights Agreement between Central European Distribution Corporation and Barclays Wealth Trustees (Jersey) Limited (as Trustee of the First National Trust).

10.1	Shareholders’ Agreement, dated May 23, 2008, by and among Barclays Wealth Trustees (Jersey) Limited (as trustee of The First National Trust), Polmos Bialystok S.A. and Peulla Enterprises Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION
CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and
Chief Financial Officer

Date: May 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement, dated May 23, 2008, by and among Barclays Wealth Trustees (Jersey) Limited (in its capacity as trustee of The First National Trust), WHL Holdings Limited, Polmos Bialystok S.A. and Central European Distribution Corporation.

4.1	Form of Registration Rights Agreement between Central European Distribution Corporation and Barclays Wealth Trustees (Jersey) Limited (as Trustee of the First National Trust).

10.1	Shareholders’ Agreement, dated May 23, 2008, by and among Barclays Wealth Trustees (Jersey) Limited (as trustee of The First National Trust), Polmos Bialystok S.A. and Peulla Enterprises Limited.